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                                                                    Exhibit 5.1

                      [THORP REED & ARMSTRONG LETTERHEAD]


PDG Environmental, Inc.                                       FEBRUARY 23, 1998
300 Oxford Drive
Monroeville, Pennsylvania 15146


Ladies and Gentlemen:

We have acted as counsel for PDG Environmental, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), as amended, relating to the registration under the Securities Act of 1933, as amended, of 894,660 shares (the "Shares"), par value $.02 per share, of the Company's common stock ("Common Stock") reserved for issuance upon the exercise of stock warrants ("Warrants") granted to certain parties, as described in the Registration Statement.

In connection with this opinion, we have examined a copy of the Registration Statement, copies of the Company's certificate of incorporation and by-laws, and such other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In rendering such opinion, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based on the foregoing, and subject to the assumptions and limitations herein set forth, we are of the opinion that the Shares to be issued upon exercise of Warrants, as described in the Registration Statement, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter is limited in all respects to the applicable laws of the Commonwealth of Pennsylvania and the United States of America and the general corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ THORP REED & ARMSTRONG



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